UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2018

TELIGENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08568	01-0355758
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

105 Lincoln Avenue

Buena, New Jersey 08310

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (856) 697-1441

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 12, 2018, management of Teligent, Inc. (the “Company”), based on discussions with the Audit Committee of the Board of Directors of the Company (the “Audit Committee”), concluded that the restatement of the unaudited interim financial statements included in the Form 10-Q for the quarter ended September 30, 2017, originally filed by the Company with the Securities and Exchange Commission on November 7, 2017, was required to correct errors in the Company’s accounting for the following transactions:

•	In August 2017, the Company agreed to a price concession for the purchase of one of its Canadian products, which was not properly accounted for at the time of sale. The error resulted in an $0.8 million overstatement of both revenues and accounts receivable

•	At September 30, 2017, the Company had outstanding receivables from one of its contract services customers in the amount of $1.7 million. In the ordinary course of assessing the collectability of past due customer receivable accounts, the account met the Company’s criteria to be fully reserved. However, as a result of a misinterpretation of the Company’s legal position, a reserve in the amount of $1.7 million, which based on the Company's policy, should have been recorded at September 30, 2017 but was not recorded. The error resulted in a $1.7 million overstatement of accounts receivable, and an understatement in the same amount of bad debt expense, which is classified as selling, general and administrative expenses on the Company’s Statement of Operations.

•	On February 21, 2017, the Company entered into an agreement for professional services. The fees for the services performed were not properly accrued at September 30, 2017. The error resulted in a $0.1 million understatement of both selling, general and administrative expenses and accrued expenses.

The Company’s management and the Audit Committee have discussed these matters disclosed in this Current Report on Form 8-K with the Company’s independent registered public accounting firm, EisnerAmper LLP.

To correctly present the aforementioned issues, the Company’s interim unaudited condensed consolidated financial statements as of and for the quarter ended September 30, 2017 will be restated in an amended Quarterly Report on Form 10-Q/A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIGENT, INC.

Date: March 15, 2018	By:	/s/ Jason Grenfell-Gardner
		Name:	Jason Grenfell-Gardner
		Title:	Chief Executive Officer